UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.05                 Costs Associated with Exit or Disposal Activities.

On January 31, 2018, Pandora Media, Inc. (the "Company") announced efforts to prioritize its strategic growth initiatives and optimize overall business performance, including a reduction in force plan affecting approximately 5% of the Company’s employee base. The Company's Board of Directors approved the plan on January 11, 2018 and affected employees were informed of the plan on January 31, 2018. The Company expects the reduction in force plan to be substantially completed by the end of the first quarter of 2018.

Total costs and cash expenditures for the reduction in force plan are estimated at $6.5 million to $8.5 million, substantially all of which are related to employee severance and benefits costs. The Company expects to recognize most of these pre-tax reduction in force charges in the first quarter of 2018. Additionally, the savings from the reduction in force and other efficiency measures will be reinvested into strategic growth initiatives focused on driving audience and improvements in monetization.

Item 2.05 of this Report (“Item 2.05”) contains “forward-looking statements” within the meaning established by the Private Securities Litigation Reform Act of 1995, which are identified by words such as “plans,” “expects,” “may,” “believes,” “estimates” or “estimated, “intends,” and other similar words, expressions, and formulations. Item 2.05 contains forward-looking statements regarding the timing and scope of the reduction in force plan; and the amount and timing of the related charges. Many factors could affect the actual results of the reduction in force plan, and variances from the Company's current expectations regarding such factors could cause actual results of the reduction in force plan to differ materially from those expressed in these forward-looking statements. The Company presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: estimates of employee headcount reductions; cash expenditures that may be made by the Company in connection with the reduction in force plan; and the number of outstanding unvested equity awards that will be canceled as a result of the reduction in force plan. A detailed discussion of these and other risks and uncertainties that could cause the Company's actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item  7.01                 Regulation FD Disclosure.

On January 31, 2018, the Company issued a press release announcing an organizational restructuring and its plans to expand its presence and workforce in Atlanta. This press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01                 Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Exhibit Description

99.1	Press release dated January 31, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: January 31, 2018	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated January 31, 2018